                                                                   EXHIBIT 10.14

                              PHAMIS INCORPORATED

                              INTERNAL MEMORANDUM


TO:

FROM:

DATE:

RE:  Memo of Understanding
     1996 Executive Bonus Program

You are eligible to participate in the 1996 Executive Bonus Program, as described below. Your 1996 target compensation is established at $ ________. This is comprised of $ _____ in annual base salary and a target bonus of $ _____ or __ % of annual base salary for attaining 100% of your business objectives.

1.   Purpose:  To grant significant individual incentive awards for members of
     --------
     the executive team whose judgments and decisions impact overall business results. These awards are designed to incent executives to attain specific annual business results, targets, and to reward them for exceptional individual accomplishment.

2.   Eligibility:  Vice Presidents and Senior Directors reporting to the
     ------------
     President/CEO are eligible to participate in the program.

3.   Target Compensation:  Target compensation is comprised of an annual base
     --------------------
     salary and a target bonus defined below as a % of annual salary for attaining 100% of business objectives.

4.   Distribution of Bonus:  Subject to paragraph 5 below, the target bonus will
     ----------------------
     be distributed based on achieving the results outlined in an attachment of the senior manager's individual goals. Each goal has a target value, as defined as a % of base salary, and the goals will be evaluated and paid out according to the performance criteria noted. The maximum bonus payout for each goal will not exceed the maximum potential bonus amount. This will be calculated at year end and paid no later than March 15, 1997.

5.   Funding of Program and Minimum Threshold for Payment: Funding of this bonus
     ----------------------------------------------------
     program is contingent on the Company attaining its profit objectives as agreed to by the Board of Directors of PHAMIS Inc., and the individual position. For purposes of this bonus program, annual profits are defined as "annual profits before taxes and bonuses, not including one time charges."

1996 Executive Bonus Program
May 1996
Page 2

     a. If annual profits are 100% of goal, or $7,900,000, then 100% of the earned bonus shall be funded. Actual payment shall be subject to the manager's achievement of individual goals.

     b. If annual profits are equal to or greater than $7,650,000 but less than $7,900,000, 75% of the earned bonus shall be funded. Actual payment shall be subject to the manager's achievement of individual goals.

     c. If annual profits are equal to or greater than $7,400,000 but less than $7,650,000, 50% of the earned bonus shall be funded. Actual payment shall be subject to the manager's achievement of individual goals.

     d. If annual profits are greater than 100% of goal, or $7,900,000, payment shall be made according to the following schedule:

          (salary x bonus %)  x  % completion  x  % profit factor

          % profit factor =  100% plus 1% for every $79,000 of profit over
                              $7,900,000, up to a maximum profit factor of 150%

          Example:  Net Profit Before Taxes & Bonuses = $8,295,000

                    ($8,295,000 - $7,900,000)/ $7,900,000 = 5%
                    100% + 5% = 105%

                    ($60,000 salary x 10% bonus) x 85% completion x 105% profit factor = $5,100 x 105% = $5,355

     e. If annual profits are less than $7,400,000, the earned bonus will not be paid to the participant and PHAMIS, Inc. shall not have any future obligation to make such payment.

6.   Executives Newly Eligible to Participate in 1996:  Executive managers who
     -------------------------------------------------
     become eligible to participate in the plan after the start of the plan year due to new employment or a promotion shall receive a prorated bonus based on the number of months employed in the position in the plan year, attainment of individual written goals, and plan funding as described above. Executives who are promoted or employed on or after October 1, 1996 shall not be eligible to participate in the 1996 Executive Bonus Plan. Individuals who are promoted to a position receiving a higher bonus level during the year shall receive a prorated bonus based on the number of months employed in each position at the corresponding salary in the plan year, attainment of individual written goals, and plan funding as described above.

7.   Ineligible Participants:  Individuals who are promoted or employed on or
     -----------------------
     after October 1, 1996, shall not be eligible to participate in the 1996 Executive Bonus Plan. Individuals

1996 Executive Bonus Program
May 1996
Page 3

     who during the year are removed from a position eligible to receive a bonus due to reasons of poor performance or misconduct shall not be eligible for payment of any bonus.

8.   Termination of Employment:  In the event that the executive's employment
     --------------------------
     with PHAMIS Inc. is voluntarily or involuntarily terminated for any reason during the term of the plan, he/she will cease to be a participant of the plan and will no longer be eligible for payment of any bonus.

9. Participation in this bonus program does not constitute an employment agreement, and the company may terminate the executive's employment at any time, with or without cause or advance notice.

10. This plan supersedes all previous bonus program agreements and contains all the terms of the plan. It will become effective January 1, 1996, and subject to PHAMIS Inc. rights as described below to prospectively amend, modify or discontinue the plan at any time during the plan year, the plan will remain in effect through December 31, 1996.

11. PHAMIS Inc. has developed the terms and goals of this plan based upon existing products, territorial, customer, and personnel assignments; existing business, market and economic conditions. In the event that material changes occur in PHAMIS Inc. its products, its territorial, customer or personnel arrangements, or business market or economic conditions, or the forecasts are inaccurate, PHAMIS Inc. reserves the right to prospectively add to, amend, modify or discontinue any of the terms or goals of the plan at any time during the plan for legitimate business reasons. Any addition, amendment, modification or discontinuance of the plan shall not be effective unless set forth in a written document signed by the President and Chief Executive Officer of PHAMIS Inc.

Approved:


__________________________________        __________________________________
Senior Staff                              Date

__________________________________        __________________________________
President and CEO                         Date

__________________________________        __________________________________
Senior Director, Human Resources          Date